                                                                   Exhibit 23.2


                     CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Relationships with Independent Accountants" and "Experts" and to the use of our report dated January 22, 1997, with respect to the consolidated financial statements of HomeCorp, Inc. included in the Proxy Statement of HomeCorp, Inc. that is made a part of the Registration Statement (Form S-4) and related Prospectus of Mercantile Bancorporation Inc. for the registration of 951,380 shares of its common stock.


                                             /s/ Ernst & Young LLP
                                             ERNST & YOUNG LLP

Chicago, Illinois
December 16, 1997